UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2020

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)
California
(State or Other Jurisdiction of Incorporation)

001-36747	02-0692322
(Commission File Number)	(IRS Employer Identification No.)
12744 San Fernando Road, Suite 400 Sylmar, California 91342

(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⎕

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⎕

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EYES	Nasdaq
Warrants	EYESW	Nasdaq

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Ted Randolph as Vice President, Operations.

On September 27, 2020, the Board of Directors of Second Sight Medical Products, Inc. (the “Company”) appointed Ted Randolph as Vice President, Operations, an officer of the Company under the meaning set forth in Section 16, of the Securities Exchange Act of 1934.  On September 28, 2020, Ted Randolph and the Company entered into at-will employment under an Employment Offer Letter. Mr. Randolph was re-hired by the company as of September 14, 2020, and his salary and title were made effective retroactive to that date.

Mr. Randolph, age 62, served the Company from 2007 until April of 2020.  Previously, Mr. Randolph served as Director of Engineering for Boston Scientific from 2003 to 2007; Director of Manufacturing Engineering for Cygnus from 2001 to 2003; Director of CVS Manufacturing Engineering for Preclose, Inc (now Abbott Laboratories) from 1999 to 2001; and Director of Manufacturing Engineering for Ventritex, Inc (now St. Jude Medical, Inc.) from 1993 to 1999.  Mr. Randolph has a M.S. in Engineering from Stanford University and a B.S. in Architecture from Massachusetts Institute of Technology.

The Company has agreed to pay Mr. Randolph an annual salary of $275,000. Mr. Randolph will also be entitled to receive annual performance bonuses up to 30% of his salary. The bonuses will be based on performance standards and goals to be met by Mr. Randolph in amounts and on terms established by the Company’s Board of Directors.

Either of the Company or Mr. Randolph may terminate employment at any time. Under the Employment Offer Letter, if the Company terminates Mr. Randolph without cause, he will be entitled to six months advance notice or to receive cash severance equivalent to his salary for a period of 6 months. In the event Mr. Randolph’s employment is terminated for cause, he will not be entitled to any severance payments.  The foregoing description of the Employment Offer Letter is an outline description of terms and other provisions contained in that Employment Offer Letter. In all respects that description is qualified in its entirely by reference to the Employment Offer Letter attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

There is no family relationship between Mr. Randolph and any of the Company’s officers and directors. Other than the employment terms described above, Mr. Randolph and the Company have not entered into any transaction, nor is any transaction proposed, which would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Offer Letter between Second Sight Medical Products, Inc. and Ted Randolph

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2020

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ Matthew Pfeffer

By: Matthew Pfeffer

Acting Chief Executive Officer